Exhibit 10.2

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR, SUBJECT TO SECTION 11 HEREOF, AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of the Common Stock of

PHATHOM PHARMACEUTICALS, INC.

Dated as of September 17, 2021 (the “Effective Date”)

WHEREAS, Phathom Pharmaceuticals, Inc., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (as amended and in effect from time to time, the “Loan Agreement”) with Hercules Capital, Inc., a Maryland corporation, in its capacity as administrative and collateral agent (the “Warrantholder”), and the lender parties thereto;

WHEREAS, pursuant to the Loan Agreement and as additional consideration to the Warrantholder for, among other things, its agreements in the Loan Agreement, the Company has agreed to issue to the Warrantholder this Warrant Agreement, evidencing the right to purchase shares of the Company’s Common Stock (this “Warrant”, “Warrant Agreement”, or this “Agreement”, and together with any additional Warrants issued upon any permitted transfer of this Warrant hereunder, collectively, the “Warrants”);

NOW, THEREFORE, in consideration of the Warrantholder having executed and delivered the Loan Agreement and provided the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and the Warrantholder agree as follows:

SECTION 1.	GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

(a)For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to the number of fully paid and non-assessable shares of Common Stock (as defined below) as determined pursuant to Section 1(b) below, at a purchase price per share equal to the Exercise Price (as defined below).  The number and Exercise Price of such shares are subject to adjustment as provided in Section 8.  As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Charter” means the Company’s Certificate of Incorporation or other constitutional document, as may be amended and in effect from time to time.

“Common Stock” means the Company’s common stock, $0.0001 par value per share, as presently constituted under the Charter, and any class and/or series of Company capital stock for or into which such common stock may be converted or exchanged in a reorganization, recapitalization or similar transaction.

“Exercise Price” means $33.43, subject to adjustment from time to time in accordance with the provisions of this Warrant.

“Liquid Sale” means the closing of a Merger Event in which the consideration received by the Company and/or its shareholders, as applicable, consists solely of cash and/or Marketable Securities.

“Marketable Securities” in connection with a Merger Event means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the Warrantholder in connection with the Merger Event were the Warrantholder to exercise this Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, and (iii) following the closing of such Merger Event, the Warrantholder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by the Warrantholder in such Merger Event were the Warrantholder to exercise this Warrant in full on or prior to the closing of such Merger Event, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Merger Event.

“Merger Event” means any of the following: (i) a sale, lease or other transfer of all or substantially all assets of the Company, (ii) any merger or consolidation involving the Company in which the Company is not the surviving entity or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock or other securities or property of another entity (other than a merger or consolidation effected exclusively to change the Company's domicile), or (iii) any sale by holders of the outstanding voting equity securities of the Company in a single transaction or series of related transactions of shares constituting a majority of the outstanding combined voting power of the Company.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the then-effective Exercise Price multiplied by the number of shares of Common Stock as to which this Warrant is then exercised.

“Warrant Coverage” means 2.50% times the aggregate principal amount of Term Loan Advances (as defined in the Loan Agreement) made and funded by the Warrantholder under the Loan Agreement from time to time (but exclusive of any paid-in-kind interest that is capitalized as principal).

(b)

Number of Shares.  This Warrant shall be exercisable for a number of shares of Common Stock equal to the quotient derived by dividing (i) the Warrant Coverage by (ii) the Exercise Price, subject to adjustment from time to time in accordance with the provisions of this Warrant.

SECTION 2.	TERM OF THE AGREEMENT.

The term of this Agreement and the right to purchase Common Stock as granted herein shall commence on the Effective Date and, subject to Section 8(a) below, shall be exercisable for a period ending upon the seventh (7th) anniversary of the Effective Date.

SECTION 3.	EXERCISE OF THE PURCHASE RIGHTS.
(a)

Exercise.  The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed.  Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) business days thereafter, the Company or its transfer agent shall either (i) issue to the Warrantholder a certificate for the number of shares of Common Stock purchased or (ii) credit the same via book entry to the Warrantholder, and the Company shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases under this Warrant, if any.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Agreement and, if applicable, an amended Agreement setting forth the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”).  If the Warrantholder elects the Net Issuance method, the Company will issue shares of Common Stock in accordance with the following formula:

X = Y(A-B)

A

Where:	X = the number of shares of Common Stock to be issued to the Warrantholder.
Y = the number of shares of Common Stock requested to be exercised under this Agreement.
A = the then-current fair market value of one (1) share of Common Stock at the time of exercise of this Warrant.

B = the then-effective Exercise Price.

For purposes of the above calculation, the current fair market value of shares of Common Stock shall mean with respect to each share of Common Stock:

(i)at all times when the Common Stock is traded on a national securities exchange, inter-dealer quotation system or over-the-counter bulletin board service, the average of the closing prices over a five (5) day period ending three (3) days before the day the current fair market value of the securities is being determined;

(ii)if the exercise is in connection with a Merger Event, the fair market value of a share of Common Stock shall be deemed to be the per share value received by the holders of the outstanding shares of Common Stock pursuant to such Merger Event as determined in accordance with the definitive transaction documents executed among the parties in connection therewith; or

(iii)in cases other than as described in the foregoing clauses (i) and (ii), the current fair market value of a share of Common Stock shall be determined in good faith by the Company’s Board of Directors.

Upon partial exercise by either cash or Net Issuance, prior to the expiration or earlier termination hereof, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b)

Exercise Prior to Expiration.  To the extent this Warrant is not previously exercised as to all shares of Common Stock subject hereto, and if the then-current fair market value of one share of Common Stock is greater than the Exercise Price then in effect, or, in the case of a Liquid Sale, where the value per share of Common Stock (as determined as of the closing of such Liquid Sale in accordance with the definitive agreements executed by the parties in connection with such Merger Event) to be paid to the holders thereof is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised on a Net Issuance basis pursuant to Section 3(a) (even if not surrendered) as of immediately before its expiration determined in accordance with Section 2.  For purposes of such automatic exercise, the fair market value of one share of Common Stock upon such expiration shall be determined pursuant to Section 3(a).  To the extent this Warrant or any portion hereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock if any, the Warrantholder is to receive by reason of such automatic exercise, and to issue or cause its transfer agent to issue a certificate or a book-entry credit to the Warrantholder evidencing such shares.

SECTION 4.	RESERVATION OF SHARES.

During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.  If at any time during the term hereof the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant in full, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

SECTION 5.	NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor in an amount equal to the product of (a) the Exercise Price then in effect multiplied by (b) the fraction of a share.

SECTION 6.	NO RIGHTS AS SHAREHOLDER.

Without limitation of any provision hereof, the Warrantholder agrees that this Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of any of the purchase rights set forth in this Agreement.

SECTION 7.	WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Agreement.  The Warrantholder’s initial address, for purposes of such registry, is set forth in Section 12(g) below.  The Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8.	ADJUSTMENT RIGHTS.
The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time, as follows:

(a)Merger Event.  In connection with a Merger Event that is a Liquid Sale, this Warrant shall, on and after the closing thereof, automatically and without further action on the part of any party or other person, represent the right to receive the consideration payable on or in respect of all shares of Common Stock that are issuable hereunder as of immediately prior to the closing of such Merger Event less the Purchase Price for all such shares of Common Stock (such consideration to include both the consideration payable at the closing of such Merger Event and all deferred consideration payable thereafter, if any, including, but not limited to, payments of amounts deposited at such closing into escrow and payments in the nature of earn-outs, milestone payments or other performance-based payments), and such Merger Event consideration shall be paid to the Warrantholder as and when it is paid to the holders of the outstanding shares of Common Stock.  In connection with a Merger Event that is not a Liquid Sale, the Company shall cause the successor or surviving entity to assume this Warrant and the obligations of the Company hereunder on the closing thereof, and thereafter this Warrant shall be exercisable for the same number and type of securities or other property as the Warrantholder would have received in consideration for the shares of Common Stock issuable hereunder had it exercised this Warrant in full as of immediately prior to such closing, at an aggregate Exercise Price no greater than the aggregate Exercise Price in effect as of immediately prior to such closing, and subject to further adjustment from time to time in accordance with the provisions of this Warrant.  The provisions of this Section 8(a) shall similarly apply to successive Merger Events.

(b)Reclassification of Shares.  Except for Merger Events subject to Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes of securities, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.  The provisions of this Section 8(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c)Subdivision or Combination of Shares.  If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of shares for which this Warrant is exercisable shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of shares for which this Warrant is exercisable shall be proportionately decreased.

(d)Dividends.  If the Company at any time while this Agreement is outstanding and unexpired shall:

(i)pay a dividend with respect to the Common Stock payable in additional shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and the number of shares of Common Stock for which this Warrant is exercisable shall be proportionately increased; or

(ii)make any other dividend or distribution on or with respect to Common Stock, except any dividend or distribution (A) in cash, or (B) specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the

Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock (or other stock for which the Common Stock is convertible) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(e) Notice of Certain Events.  If: (i) the Company shall declare any dividend or distribution upon its outstanding Common Stock, payable in stock, cash, property or other securities (provided that, and to the extent applicable under the Loan Agreement, the Warrantholder in its capacity as lender under the Loan Agreement consents to such dividend); (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall give the Warrantholder notice thereof at the same time and in the same manner as it gives notice thereof to the holders of outstanding Common Stock.  In addition, if at any time the number of shares of Common Stock (or other securities of any other class or classes of securities of the Company for which this Warrant is then exercisable) outstanding is reduced such that the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall exceed five percent (5%) of the then outstanding class of such securities, then, within three (3) business days of such event, the Company shall give the Warrantholder written notice thereof.

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a)Reservation of Common Stock.  The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Common Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws.  The Company has made available to the Warrantholder true, correct and complete copies of its Charter and bylaws currently in effect.  The issuance of certificates or book-entry credit for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and related issuance of shares of Common Stock.  The Company further covenants and agrees that the Company will, at all times during the term hereof, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

(b)Due Authority.  The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to the Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement: (i) does not violate the Charter or the Company’s current bylaws; (ii) does not contravene any law or governmental rule, regulation or order applicable to the Company; and (iii) except as could not reasonably be expected to have a Material Adverse Effect (as defined in the Loan Agreement), does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound.  This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)Consents and Approvals.  No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d)Exempt Transaction.  Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Common Stock upon exercise of this Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(a)(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(e)Information Rights.  At all times (if any) after the Loan Agreement has been terminated and prior to the earlier to occur of (i) the date on which all shares of Common Stock issued on exercise of this Warrant have been sold, or (ii) the expiration or earlier termination of this Warrant, when the Company shall not be required to file reports pursuant to Section 13 or 15(d) of the Exchange Act or shall not have timely filed all such required reports, the Warrantholder shall be entitled to the information rights contained in Section 7.1(c) of the Loan Agreement, and in any such event (i) Section 7.1(c) of the Loan Agreement is hereby incorporated into this Agreement by this reference as though fully set forth herein and (ii) any such information shall be subject to the confidentiality obligations of Section 11.13 of the Loan Agreement, which is hereby incorporated into this Agreement by this reference as though fully set forth herein and such confidentiality obligations shall survive for three years from the expiration of this Warrant.

(f)Rule 144 Compliance.  The Company shall, at all times prior to the earlier to occur of (i) the date of sale or other disposition by the Warrantholder of this Warrant or all shares of Common Stock issued on exercise of this Warrant, or (ii) the expiration or earlier termination of this Warrant if the Warrant has not been exercised in full or in part on such date, use commercially reasonable efforts to timely file all reports required under the Exchange Act and otherwise timely take all actions reasonably necessary to permit the Warrantholder to sell or otherwise dispose of this Warrant and the shares of Common Stock issued on exercise hereof pursuant to Rule 144 promulgated under the Act (“Rule 144”), provided that the foregoing shall not apply in the event of a Merger Event following which the successor or surviving entity is not subject to the reporting requirements of the Exchange Act.  If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Agreement in compliance with Rule 144, then, upon the Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within five (5) business days after receipt of such request, a written statement confirming the Company’s compliance with the filing and other requirements of such Rule 144.

SECTION 10.	REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.
This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a)Investment Purpose.  This Warrant and the shares issued on exercise hereof will be acquired for investment and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)Private Issue.  The Warrantholder understands that (i) the Common Stock issuable upon exercise of this Agreement is not, as of the Effective Date, registered under the Act or qualified under applicable state securities laws, and (ii) the Company’s reliance on exemption from such registration is predicated on the representations set forth in this Section 10.

(c)Financial Risk.  The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d)Accredited Investor.  The Warrantholder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act, as presently in effect (“Regulation D”).

(e)No Short Sales.  The Warrantholder has not at any time on or prior to the Effective Date engaged in any short sales or equivalent transactions in the Common Stock.  Warrantholder agrees that at all times from and after the Effective Date and on or before the expiration or earlier termination of this Warrant, it shall not engage in any short sales or equivalent transactions in the Common Stock.

SECTION 11.	TRANSFERS.

Subject to compliance with applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed.  Each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement.  The transfer of this Agreement shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.  Notwithstanding anything herein or in any legend to the contrary, the Company shall not require an opinion of counsel in connection with any sale, assignment or other transfer by the Warrantholder of this Warrant (or any portion hereof or any interest herein) or of any shares of Common Stock issued upon any exercise hereof to an affiliate (as defined in Regulation D) of the Warrantholder, provided that such affiliate confirms in writing to the Company that such affiliate is an “accredited investor” as defined in Regulation D.

SECTION 12.	MISCELLANEOUS.

(a)Effective Date.  The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof.  This Agreement shall be binding upon any successors or assigns of the Company.

(b)Remedies.  In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

(c)No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d)Additional Documents.  The Company agrees to supply such other documents as the Warrantholder may from time to time reasonably request.

(e)  Attorneys’ Fees.  In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all out-of-pocket costs of proceedings incurred in enforcing this Agreement.  For the purposes of this Section 12(e), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f)Severability.  In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g)Notices.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) personal delivery to the party to be notified, (ii) when sent by confirmed telex, electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and shall be addressed to the party to be notified as follows:

If to the Warrantholder:

HERCULES CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Michael Dutra

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

With a copy to (which shall not constitute notice):

DLA PIPER LLP (US)

401 B Street, Suite 1700

San Diego, California 92101-4297

Attn: Matt Schwartz, Esq.

Facsimile: 858-638-5134

Telephone: 858-638-6834

If to the Company:

PHATHOM PHARMACEUTICALS, INC.

Attention: General Counsel

100 Campus Drive, Suite 102

Florham Park, NJ 07932

Email: legal@phathompharma.com

Telephone: 877- 742-8466

With a copy to (which shall not constitute notice):

LATHAM & WATKINS LLP

Attn: Cheston Larson

12670 High Bluff Drive

San Diego, CA 92130

Facsimile: 858-523-5450

Telephone: 858-523-5400

or to such other address as each party may designate for itself by like notice.

(h)Entire Agreement; Amendments.  This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof.  None of the terms of this Agreement may be amended or waived except by an instrument executed by the Company and and holders of Warrants exercisable for a majority of the total number of shares of Common Stock then issuable pursuant to all Warrants then outstanding.  Any such amendment or waiver effected in accordance with this Section 12(h) or otherwise effected pursuant to the terms of this Warrant shall be binding upon each holder of Warrants.

(i)Headings.  The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(j)Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 12(n), 12(o), 12(p), 12(q) and 12(r).

(k)No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(l)No Waiver.  No omission or delay by the Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which the Warrantholder is entitled, nor shall it in any way affect the right of the Warrantholder to enforce such provisions thereafter during the term of this Agreement.

(m)Survival.  All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of the Warrantholder and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(n)Governing Law.  This Agreement has been negotiated and delivered to the Warrantholder in the State of California, and shall be deemed to have been accepted by the Warrantholder in the State of California.  Delivery of Common Stock to the Warrantholder by the Company under this Agreement is due in the State of California.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(o)Consent to Jurisdiction and Venue.  All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California.  By execution and delivery of this Agreement, each party hereto generally and unconditionally: (i) consents to personal jurisdiction in Santa Clara County, State of California; (ii) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (iii) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (iv) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g).  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(p)Mutual Waiver of Jury Trial.  Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes arising under or in connection with this Warrant be resolved by a judge applying such applicable laws.  EACH OF THE COMPANY AND THE WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST THE WARRANTHOLDER OR ITS ASSIGNEE OR BY THE WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY RELATING TO THIS WARRANT.  This waiver extends to all such Claims, including Claims that involve persons or entities other the Company and the Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and the Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.

(q)Arbitration.  If the Mutual Waiver of Jury Trial set forth in Section 12(p) is ineffective or unenforceable, the parties agree that all Claims shall be submitted to binding arbitration in accordance with the commercial arbitration rules of JAMS (the “Rules”), such arbitration to occur before one arbitrator, which arbitrator shall be a retired California state judge or a retired Federal court judge.  Such proceeding shall be conducted in Santa Clara County, State of California, with California rules of evidence and discovery applicable to such arbitration.  The decision of the arbitrator shall be binding on the parties, and shall be final and nonappealable to the maximum extent permitted by law.  Any judgment rendered by the arbitrator may be entered in a court of competent jurisdiction and enforced by the prevailing party as a final judgment of such court.

(r)Pre-arbitration Relief.  In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(o), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.

(s)Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (including by facsimile or electronic delivery (PDF), and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(t)Specific Performance.  The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to the Warrantholder by reason of the Company’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by the Warrantholder.  If the Warrantholder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that the Warrantholder has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

(u)Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

(v)Legends.  To the extent required by applicable laws, this Warrant and the shares of Common Stock issuable hereunder (and the securities issuable, directly or indirectly, upon conversion of such shares of Common Stock, if any) may be imprinted with a restricted securities legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION related thereto or, subject to section 11 of the warrant agreement dated SEPTEMBER 17, 2021, between the company and HERCULES CAPITAL, INC., AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTOR ANY STATE SECURITIES LAWS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:

PHATHOM PHARMACEUTICALS, INC.

By:______________________________

Name:______________________________

Title:______________________________

WARRANTHOLDER:

HERCULES CAPITAL, INC.

By:______________________________

Name:______________________________

Title:______________________________

[Signature Page to Warrant Agreement]

EXHIBIT I

NOTICE OF EXERCISE

To:Phathom Pharmaceuticals, Inc.

(1)

The undersigned Warrantholder hereby elects to purchase [_______] shares of the Common Stock of Phathom Pharmaceuticals, Inc., pursuant to the terms of the Warrant Agreement dated the [__] day of September, 2021 (the “Warrant Agreement”) between Phathom Pharmaceuticals, Inc. and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Warrant Agreement to effect a Net Issuance.]

(2)	Please issue a certificate or certificates or book-entry credit(s) representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

_________________________________

(Name)

_________________________________

(Address)

WARRANTHOLDER: HERCULES CAPITAL, INC.

By:______________________________

Name:______________________________

Title:______________________________

EXHIBIT II

1.	ACKNOWLEDGMENT OF EXERCISE

The undersigned, Phathom Pharmaceuticals, Inc., hereby acknowledges receipt of the “Notice of Exercise” from Hercules Capital, Inc. to purchase [____] shares of the Common Stock of Phathom Pharmaceuticals, Inc. pursuant to the terms of the Warrant Agreement by and between Phathom Pharmaceuticals, Inc. and Hercules Capital, Inc. dated the [__] day of September, 2021 (the “Warrant Agreement”), and further acknowledges that [______] shares remain subject to purchase under the terms of the Warrant Agreement.

COMPANY:PHATHOM PHARMACEUTICALS, INC.

By:________________________________

Title:________________________________

Date:________________________________

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

_________________________________________________________________

(Please Print)

whose address is___________________________________________________

_________________________________________________________________

Dated:____________________________________

Holder’s Signature:_______________________________

Holder’s Address:_______________________________

_____________________________________________________

Signature Guaranteed:____________________________________________

NOTE:

The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.